UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                       Date of Report: November 27, 2002
              (Date of earliest event reported: November 7, 2002)



                          QUEST RESOURCE CORPORATION
            (Exact name of registrant as specified in its charter)



          Nevada                   0-17371              88-0182808
     (State or other             (Commission         (I.R.S. Employer
      jurisdiction of             File Number)        Identification Number)
      incorporation or
      organization)


                           5901 N. Western, Suite 200
                            Oklahoma City, OK 73118
         (Address of principal executive offices, including zip code)



                                (405) 840-9894
             (Registrant's telephone number, including area code)







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Item 5.  Other Events and Regulation FD Disclosure.

      As previously reported on a Current Report on Form 8-K filed November 18, 2002, Quest Resource Corporation ("Quest") has acquired STP Cherokee, Inc. The prior Form 8-K reported that the effective date of the acquisition was November 8, 2002. The actual effective date of the acquisition was November 7, 2002.

      Quest, Ponderosa Gas Pipeline Company, Inc. ("Ponderosa"), Quest Oil & Gas Corporation ("Quest Oil") and STP Cherokee, Inc., as guarantors ("STP"; together with Ponderosa and Quest Oil, "Guarantors"), and Wells Fargo Energy Capital, Inc., as lender ("WF Energy Capital"), entered into a Credit Agreement, dated as of November 7, 2002 (the "WFEC Credit Agreement"), wherein WF Energy Capital agreed to extend to Quest a revolving credit facility not to exceed $20.0 million. The maximum amount that Quest may borrow from WF Energy Capital is limited during each six-month borrowing period to an amount based on the value of the collateral securing the WFEC Credit Agreement. The amount of the initial borrowing limitation is $7.5 million. This limitation is to be revised by WF Energy Capital for each six-month borrowing period beginning April 1, 2003, but in no event will the amount exceed $20.0 million. Borrowings under the WFEC Credit Facility may be used to refinance existing debt of Quest and Guarantors used by each to acquire oil and gas properties, to develop oil and gas properties and for general corporate purposes. WF Energy Capital has agreed to make advances to Quest under the WFEC Credit Agreement through December 7, 2005. At the execution of the WFEC Credit Agreement, Quest obtained an initial advance of $5.0 million.

      In connection with the WFEC Credit Agreement, Quest issued a warrant to WF Energy Capital to acquire up to 1.6 million shares of Quest common stock at a purchase price of $0.001 per share at any time on or before November 7, 2007. The warrant contains anti-dilution protection for WF Energy Capital in the event that Quest issues common stock or warrants or options to acquire common stock or securities convertible into common stock below certain specified prices.

     The agreement pursuant to which the warrant was issued contains restrictions on Quest entering into transactions with affiliates or paying dividends. In addition, WF Energy Capital has the right from and after the earlier to occur of November 7, 2005 and the date the amounts due under the WF Credit Agreement are paid in full, and before November 7, 2002, to require the Company to purchase the warrant at a price equal to $2.5 million; provided that if the purchase price for the warrant plus the total amount of interest received under the WFEC Credit Agreement would exceed the amount of interest that would have been paid on the WFEC Credit Agreement if it had borne interest at the rate of 18% per annum (the "Maximum Interest Amount"), then the purchase price for the warrant will be reduced to an amount such that the sum of the warrant purchase price plus the total amount of interest received under the WFEC Credit Agreement does not exceed the Maximum Interest Amount.

      Simultaneously with the execution of the WFEC Credit Agreement, Quest, Guarantors, Wells Fargo Bank Texas, N.A., as issuing bank and administrative agent ("Administrative Agent") and other financial institutions (the "Financial Institution Lenders"), entered into a Credit Agreement, dated as of November 7, 2002 (the "Senior Credit Agreement"), wherein the Financial Institution Lenders agreed to loan Quest up to $20.0 million. The total amount that Quest may borrow from the Financial Institution Lenders during each six-month borrowing period is limited to an amount based on the value of the collateral securing the Senior Credit Agreement (the "Loan Limitation"). The amount of the initial Loan Limitation is $7.5 million. The Loan Limitation is to be revised by the Financial Institution Lenders for each six-month borrowing period commencing on April 1, 2003, but in no event will the amount exceed $20.0 million.

      Quest is required to make interest payments under the WFEC Credit Agreement quarterly in arrears, commencing December 31, 2002. Outstanding principal advances under the WFEC Credit Agreement bear interest at a per annum rate equal to the lesser of (i) the higher of (y) the


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


prime rate of Wells Fargo Bank plus 3% or (z) 0.50% per annum above the Federal Funds Rate in effect from time to time plus 3%, or (ii) the maximum rate of interest permitted by law at the time in question. Quest is required to repay all outstanding principal advances under the WFEC Credit Agreement, and accrued interest thereon, on December 7, 2005. The WFEC Credit Agreement is secured by a security interest in the oil and gas properties of Quest, as well as an assignment of all oil, gas and other minerals produced and to be produced by the properties securing the WFEC Credit Agreement.

      Outstanding principal amounts under the the Senior Credit Agreement bear interest at a per annum rate equal to the lesser of (i) the higher of (y) the prime rate of Wells Fargo Bank plus (I) 0.25% if the ratio of the outstanding principal amount of the outstanding borrowings thereunder to the Loan Limitation (the "Applicable Margin") is less than or equal to 50% or (II) 0.50% if the Applicable Margin is greater than 50% or (z) 0.50% per annum above the Federal Funds Rate in effect from time to time, or (ii) the maximum rate of interest permitted by law at the time in question. Interest under the Senior Credit Agreement is payable in arrears on the last day of each calendar quarter. Quest must pay all outstanding principal balances under the Senior Credit Agreement, and accrued interest thereon, on the earlier of November 7, 2005 or the date on which the commitments of the Financial Institutions terminate in accordance with the terms of the Credit Agreement. The Senior Credit Agreement is secured by a security interest in the leasehold and others interest in or under oil and gas leases with respect to (A) oil and gas properties, (B) mineral fee interests,
(C) overriding royalty and royalty interests, (D) net profit interests and (E) production payment interests relating to oil and gas wherever located, including any beneficial, reserved or residual interest of whatever nature.

      Both the Senior Credit Agreement and the WFEC Credit Agreement contain restrictive covenants requiring, among other things, and except as otherwise permitted by the Senior Credit Agreement or the WFEC Credit Agreement, as applicable, that Quest and Guarantors: (i) will not incur other secured debt obligations; (ii) will not enter into any future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices or financial, monetary or interest rate instruments; (iii) will refrain from guaranteeing any contract or otherwise become liable in connection with any obligation of any person; (iv) will refrain from selling any of the properties which secure advances under the WFEC Credit Agreement that are worth more than $0.25 million in value or any of the properties securing the Senior Credit Agreement irrespective of value; (v) will not enter into any transaction of consolidation, merger or amalgamation, liquidate, wind up or dissolve, convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of their properties or businesses; and (vi) will not make any material change in the character of their business. In addition, Quest has agreed in the Senior Credit Agreement to: (x) maintain a specified level of consolidated tangible net worth; (y) maintain a specified ratio of total consolidated funded debt to earnings before interest, taxes, depreciation and amortization; and (z) maintain a current ratio of no less than 1 to 1.

      Pursuant to the terms of a Subordination Agreement dated as of November 7, 2002 among WF Energy Capital, Wells Fargo Bank Texas, N.A., Quest and Guarantors, WF Energy Capital agreed to subordinate the obligations under the WFEC Credit Agreement to the obligations under the Senior Credit Agreement.


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


      The foregoing descriptions of the Revolving Credit Facility Agreement, the Credit Agreement, the Subordination Agreement and the Warrant are qualified in their entirety by reference to the Revolving Credit Facility Agreement, the Credit Agreement, the Subordination Agreement, the Warrant and the Warrant Purchase Agreement, a copy of each of which is included herewith as Exhibit 4.1,
Exhibit 4.2, Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5 respectively, and are incorporated herein by reference.

      A copy of the press release of Quest announcing the acquisition and the Wells Fargo credit facilities is attached to this Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

      (a)   Not Applicable.

      (b)   Not Applicable.

      (c)  Exhibits

       Exhibit
       Number         Description
       ------         -----------
        4.1 Credit Agreement by and among Quest Resource Corporation, Ponderosa Gas Pipeline Company, Inc., Quest Oil & Gas Corporation, STP Cherokee, Inc. and Wells Fargo Energy Capital, Inc., dated as of November 7, 2002.

        4.2   Credit Agreement among Quest Resource Corporation, Ponderosa
              Gas Pipeline Company, Inc., Quest Oil & Gas Corporation,
              STP Cherokee, Inc., Wells Fargo Bank Texas, N.A. and the Other Financial Institutions as Party Thereto, dated as of November 7, 2002.

        4.3   Subordination Agreement dated as of November 7, 2002 among
              Wells Fargo Energy Capital, Inc., Wells Fargo Bank Texas, N.A., Quest Resource Corporation, Ponderosa Gas Pipeline Company, Inc., Quest Oil & Gas Corporation, STP Cherokee, Inc.

        4.4 Warrant to purchase 1,600,000 shares of Common Stock dated November 7, 2002 issued by Quest Resource Corporation to Wells Fargo Energy Capital, Inc.

        4.5 Warrant Purchase Agreement by and between Quest Resource Corporation and Wells Fargo Energy Capital, Inc. dated as of November 7, 2002.

       99.1 Press Release of Quest Resource Corporation dated November 26, 2002 announcing the acquisition of STP Cherokee, Inc. and the Wells Fargo credit facilities.


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


                                   SIGNATURES
                                   ----------



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               QUEST RESOURCE CORPORATION



                               By: /s/ Douglas L. Lamb
                                   -----------------------------------
                                      Name:  Douglas L. Lamb
                                      Title: President

      Date:   November 27, 2002